UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2017

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2017, the Boards of Directors (collectively, the “Boards”) of Banc of California, Inc. (the “Company”) and Banc of California, N.A. (the “Bank”), a wholly owned subsidiary of the Company, upon the recommendation of the Joint Nominating and Corporate Governance Committee of the Boards, appointed W. Kirk Wycoff as a director of the Company and the Bank, expected to be effective February 16, 2017. Mr. Wycoff was appointed as a Class III director of the Company, whose term will expire at the Company’s 2018 Annual Meeting of Stockholders, in order to eliminate the vacancy in that class created by the retirement of Chad T. Brownstein as a director of the Company and the Bank, as reported by the Company in its Current Report on Form 8-K filed on February 8, 2017. The committees of the Boards to which Mr. Wycoff will be named have not yet been determined.

Mr. Wycoff is a managing partner of Patriot Financial Partners, which beneficially owns approximately 6.21% of the Company’s voting common shares. He has more than 30 years of entrepreneurial banking experience. From 2005 to 2007, Mr. Wycoff served as President and Chief Executive Officer of Continental Bank Holdings, Inc. From 1991 to 2004, Mr. Wycoff was Chairman and Chief Executive Officer of Progress Financial Corp., which was acquired by FleetBoston Financial Corp. in 2004. Mr. Wycoff has also served as a director of other banks and bank holding companies.

Mr. Wycoff will generally be entitled to the same compensation arrangement as is provided to the other non-employee directors of the Company and the Bank. A description of this arrangement is set forth under Item 5.02 of the Company’s Current Report on Form 8-K filed on February 8, 2017 and is incorporated herein by reference. Mr. Wycoff is expected to enter into the same form of indemnification agreement with the Company as the Company’s other directors and certain of the Company’s officers, which agreement supplements the indemnification provisions of the Company’s charter by contractually obligating the Company to indemnify, and to advance expenses to, such persons to the fullest extent permitted by applicable law.

The information relating to Mr. Wycoff required by Item 404(a) of Regulation S-K is contained in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2016 under the heading “Transactions with Related Persons—Other Transactions-Patriot Affiliates” and is incorporated herein by reference.

A copy of the press release issued by the Company announcing the appointment of Mr. Wycoff as a director is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Banc of California, Inc. Press Release announcing appointment of W. Kirk Wycoff dated February 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

February 10, 2017	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Number	Description

99.1	Banc of California, Inc. Press Release announcing appointment of W. Kirk Wycoff dated February 10, 2017.

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